Exhibit 4.2

EXECUTION COPY

LAWSON SOFTWARE, INC.

2.50% Convertible Senior Notes due 2012

Registration Rights Agreement

April 23, 2007

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.

c/o Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Lawson Software, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to you as initial purchasers (the “Initial Purchasers”) upon the terms set forth in the Purchase Agreement (as defined herein) its 2.50% Convertible Senior Notes due 2012 (the “Securities”).  As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Company agrees with the Initial Purchasers for the benefit of Holders (as defined herein) from time to time of the Registrable Securities (as defined herein) as follows:

1.                                       Definitions.

(a)                                Capitalized terms used herein without definition shall have the meanings ascribed to them in the Purchase Agreement.  As used in this Agreement, the following defined terms shall have the following meanings:

“Additional Interest” has the meaning assigned thereto in Section 7(a) hereof.

“Affiliate” of any specified person means any other person which, directly or indirectly, is in control of, is controlled by, or is under common control with such specified person.  For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City are authorized or obligated by law or executive order to close.

“Closing Date” means the date of this Agreement.

“Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company Website” means, as of any date of determination, the principal website maintained by the Company on the Internet, which is located at http://www.lawson.com as of the date hereof.

“DTC” means The Depository Trust Company.

“Effectiveness Period” has the meaning assigned thereto in Section 2(b)(i) hereof.

“Effective Time” means the time at which the Commission declares the Shelf Registration Statement effective or at which the Shelf Registration Statement otherwise becomes effective.

“Electing Holder” has the meaning assigned thereto in Section 3(a)(iii) hereof.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

“Holder” means any person that is the record owner of Registrable Securities (and includes any person that has a beneficial interest in any Registrable Security in book-entry form).

“Indemnified Party” has the meaning assigned thereto in Section 5(a) hereof.

“Indenture” means the Indenture, dated as of April 23, 2007, between the Company and The Bank of New York, as amended and supplemented from time to time in accordance with its terms.

“Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

“Losses” has the meaning assigned thereto in Section 5(a) hereof.

“Managing Underwriters” means the investment banker or investment bankers and manager or managers that shall administer an underwritten offering, if any, conducted pursuant to Section 6 hereof.

“NASD Rules” means the Rules of the National Association of Securities Dealers, Inc., as amended from time to time.

“Notice and Questionnaire” means a Selling Securityholder Notice and Questionnaire substantially in the form of Annex A to the Offering Memorandum dated April 17, 2007 relating to the Securities.

“Permitted Free Writing Prospectus” has the meaning assigned thereto in Section 9(a) hereof.

The term “person” means an individual, partnership, corporation, trust, business, association or unincorporated organization, or a government or agency or political subdivision thereof.

“Prospectus” means the prospectus (including, without limitation, any preliminary prospectus, any final prospectus and any prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act) included in the Shelf Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Shelf Registration Statement and by all other amendments and supplements to such prospectus, including all material incorporated by reference in such prospectus and all documents filed after the date of such prospectus by the Company under the Exchange Act and incorporated by reference therein.

“Initial Purchasers” has the meaning assigned thereto in preamble hereof.

“Purchase Agreement” means the purchase agreement, dated as of April 17, 2007, between the Company and the Initial Purchasers relating to the initial placement of the Securities.

“Registrable Securities” means all or any portion of the Securities issued from time to time under the Indenture in registered form and the shares of Common Stock issuable upon conversion of such Securities; provided, however, that a security ceases to be a Registrable Security when it is no longer a Restricted Security.

“Registration Default” has the meaning assigned thereto in Section 7(a) hereof.

“Restricted Security” means any Security or share of Common Stock issued upon conversion thereof except any such Security or share of Common Stock that (i) has been effectively registered under the Shelf Registration Statement and sold pursuant thereto, (ii) is transferable by the Holders thereof, other than Affiliates of the Company, immediately without volume, manner of sale, filing or other restrictions pursuant to Rule 144(k) under the Securities Act (or any successor provision thereto) or (iii) ceases to be outstanding (whether as a result of repurchase and cancellation, conversion or otherwise); provided, however, that if the Company issues additional notes pursuant to Section 2.14 of the Indenture, in determining whether any Security is a Restricted Security the date of issuance of that Security shall be deemed to be the last date of issuance of any such additional notes and in determining whether any share of Common Stock issued upon conversion of Security is a Restricted Security the date of issuance of the Security converted shall be deemed to be the last date of issuance of any such additional notes.

“Rules and Regulations” means the published rules and regulations of the Commission promulgated under the Securities Act or the Exchange Act, as in effect at any relevant time.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Shelf Registration” means a registration effected pursuant to Section 2 hereof.

“Shelf Registration Statement” means a “shelf” registration statement filed under the Securities Act providing for the registration of, and the sale on a continuous or delayed basis by the Holders of, all of the Registrable Securities pursuant to Rule 415 under the Securities Act and/or any similar rule that may be adopted by the Commission, filed by the Company pursuant to the provisions of Section 2 of this Agreement, including the Prospectus contained therein, any amendments and supplements to such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Suspension Period” has the meaning assigned thereto in Section 2(c) hereof.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, as the same shall be amended from time to time.

The term “underwriter” means any underwriter of Registrable Securities in connection with an offering thereof under a Shelf Registration Statement.

(b)                               Wherever there is a reference in this Agreement to a percentage of the “principal amount” of Registrable Securities or to a percentage of Registrable Securities, Common Stock constituting Registrable Securities shall be treated as representing the principal amount of Securities that was surrendered for conversion or exchange in order to receive such number of shares of Common Stock (other than for purposes of the assessment of Additional Interest, as is specified in Section 7(c)).

2.                                       Shelf Registration.

(a)                                The Company shall, no later than 180 days following the Closing Date, file with the Commission, a Shelf Registration Statement on such form as the Company deems appropriate covering resales by the Electing Holders of the Registrable Securities, which shall be an automatic shelf registration statement if the Company is then eligible to use an automatic shelf registration statement, and, thereafter, shall use its reasonable best efforts (if the Company is not eligible to use an automatic shelf registration statement at the time of filing) to cause such Shelf Registration Statement to become effective under the Securities Act as promptly as practicable but in no event later than 270 days following the Closing Date; provided, however, (i) that no Holder shall be entitled to be named as a selling securityholder in the Shelf Registration Statement or to use the Prospectus forming a part thereof or any related Issuer Free Writing Prospectus for resales of Registrable Securities unless such Holder is an Electing Holder and (ii) that in no event shall such method of distribution take the form of an underwritten offering pursuant to Section 6 hereof without the prior written agreement of the Company.

(b)                               The Company shall use its reasonable best efforts:

(i)                                   to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 3(j) hereto, in order to permit the Prospectus forming a part thereof and any related Issuer Free Writing Prospectus to be usable by Electing Holders until the earliest date upon which no outstanding Security or share of Common Stock issued upon conversion thereof is a Restricted Security (such period being referred to herein as the “Effectiveness Period”);

(ii)                                after the Effective Time of the Shelf Registration Statement, promptly upon the request of any Holder of Registrable Securities that is not then an Electing Holder, to take any action reasonably necessary, pursuant to the procedures set forth in Section 3(a)(ii) hereof, to enable such Holder to use the Prospectus forming a part thereof and any related Issuer Free Writing Prospectus for resales of Registrable Securities, including, without limitation, any action necessary to identify such Holder as a selling securityholder in the Shelf Registration Statement; provided, however, that nothing in this Section 2(b)(ii) shall relieve such Holder of the obligation to return a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof; and

(iii)                             if at any time the Securities, pursuant to Article 10 of the Indenture, are convertible into securities other than Common Stock, to cause, or to cause any successor under the Indenture to cause, such securities to be included in the Shelf Registration Statement no later than the date on which the Securities may then be convertible into such securities.

The Company shall be deemed not to have used its reasonable best efforts to keep the Shelf Registration Statement effective during the Effectiveness Period if the Company voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell any of such Registrable Securities during that period, unless such action is (A) required by applicable law and the Company thereafter promptly complies with the requirements of Section 3(j) or (B) permitted pursuant to Section 2(c).

(c)                                The Company may suspend the use of the Prospectus for a period not to exceed an aggregate of 90 days in any 360-day period (each, a “Suspension Period”), if the Board of Directors of the Company shall have determined in good faith that because of valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, pending corporate developments and similar events, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Electing Holders with written notice of such suspension, which notice shall not specify the nature of the event giving rise to such suspension; provided, that the Company may extend such Suspension Periods for an additional 30 days (such that the aggregate of days in all Suspension Periods within the relevant 360-day period does not exceed 120 days if the Board of Directors of the Company shall have determined in good faith that the disclosure relates to a previously undisclosed proposed or pending material business transaction and that such disclosure would impede the Company’s ability to consummate such transaction.

3.                                     Registration Procedures.  In connection with the Shelf Registration Statement, the following provisions shall apply:

(a) (i)                    Not less than 30 days prior to the Effective Time of the Shelf Registration Statement, the Company shall mail the Notice and Questionnaire to the Holders of Registrable Securities.  Holders of Registrable Securities shall have at least 20 days from the date on which the Notice and Questionnaire is first mailed to such Holders to return a completed and signed Notice and Questionnaire to the Company.  The Company shall take action to name each Holder that is a Electing Holder as of the date that is 10 days prior to the effectiveness of the Shelf Registration Statement as a selling securityholder in the Shelf Registration Statement at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder’s Registrable Securities in accordance with applicable law.  The Company shall not be required to take any action to name any Holder as a selling securityholder in the Shelf Registration Statement or to enable any Holder to use the Prospectus forming a part thereof for resales of Registrable Securities unless such Holder has returned a completed and signed Notice and Questionnaire to the Company by the deadline set forth herein prior to the Effective Time or after the Effective Time as specified in Section 3(a)(ii).

(ii)                                After the Effective Time of the Shelf Registration Statement, the Company shall, upon the request of any Holder of Registrable Securities that is not then an Electing Holder, promptly send a Notice and Questionnaire to such Holder.  From and after the Effective Time of the Shelf Registration Statement, the Company shall (A) as promptly as is practicable after the date a completed and signed Notice and Questionnaire is delivered to the Company, and in any event within 20 Business Days after such date, prepare and file with the Commission (x) a supplement to the Prospectus or, if required by applicable law, a post-effective amendment to the Shelf Registration Statement and (y) any other document required by applicable law, so that the Holder delivering such Notice and Questionnaire is named as a selling securityholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Registrable Securities in accordance with applicable law, and (B) if the Company shall file a post-effective amendment to the Shelf Registration Statement, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable;  provided, however, that if a post-effective amendment to the Shelf Registration Statement is required, the Company shall not be obligated to file more than one amendment for all such Holders in any one fiscal quarter unless the aggregate principal amount of all Restricted Securities requested to be included in such amendment by all such Holders exceeds $10,000,000; provided, further, that if a Notice and Questionnaire is delivered to the Company during a Suspension Period, the Company shall not be obligated to take the actions set forth in this clause (ii) until the termination of such suspension period; and provided, further, that any supplements or amendments that solely list an additional Electing Holder need not be submitted for prior review of counsel to Electing Holders under Section 3(b).

(iii)                             The term “Electing Holder” shall mean any Holder of Registrable Securities that has returned a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(i) or 3(a)(ii) hereof.

(b)                               The Company shall furnish to one counsel for the Electing Holders (as specified in Section 4) a copy of the Shelf Registration Statement initially filed with the Commission, and shall furnish to Electing Holders upon request, prior to the filing thereof with the Commission, copies of each amendment thereto, each amendment or supplement, if any, to the Prospectus included therein, and any related Issuer Free Writing Prospectus and shall use its reasonable best efforts to reflect in each such document, at the Effective Time or when so filed with the Commission, as the case may be, such comments as such Holders and their counsel reasonably may propose.

(c)                                The Company shall promptly take such action as may be necessary so that (i) each of the Shelf Registration Statement and any amendment thereto, the Prospectus forming a part thereof and any amendment or supplement thereto and any related Issuer Free Writing Prospectus  (and each report or other document incorporated therein by reference in each case) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) each of the Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) each of the Prospectus forming a part of the Shelf Registration Statement, any amendment or supplement to such Prospectus, and any related Issuer Free Writing Prospectus does not at any time during the Effectiveness Period include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)                                 The Company shall promptly advise each Electing Holder:

(i)                                   when a Shelf Registration Statement and any amendment thereto has been filed with the Commission and when a Shelf Registration Statement or any post-effective amendment thereto has become effective. The Company will issue a press release containing this information and make this information available on the Company Website;

(ii)                                of any request by the Commission for amendments or supplements to the Shelf Registration Statement or the Prospectus included therein or for additional information;

(iii)                             of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or the initiation of any proceedings for such purpose;

(iv)                              of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included in the Shelf Registration Statement for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

(v)                                 upon the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein or any related Issuer Free Writing Prospectus so that, as of such date, such Shelf Registration Statement, Prospectus and any such Issuer Free Writing Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, of the suspension of the use of the Prospectus or Issuer Free Writing Prospectus until the requisite changes have been made (which notice shall not specify the nature of the event giving rise to such suspension) and of the commencement of a Suspension Period.

(e)                                The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Shelf Registration Statement.

(f)                                  The Company shall furnish to each Electing Holder, upon request, without charge, at least one copy of the Shelf Registration Statement and all post-effective amendments, including any financial statements and schedules included therein, and, if such Electing Holder so requests in writing, all reports, other documents and exhibits that are filed with or incorporated by reference in the Shelf Registration Statement.

(g)                               The Company shall, during the Effectiveness Period, deliver to each Electing Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Shelf Registration Statement, any related Issuer Free Writing Prospectus, and, in each case, any amendment or supplement thereto as such Electing Holder may reasonably request; and the Company consents (except during a Suspension Period or during the continuance of any event or the existence of any state of facts described in Sections 3(d)(iii) and (iv) above) to the use of the Prospectus, any related Issuer Free Writing Prospectus and, in each case, any amendment or supplement thereto by each of the Electing Holders in connection with the offering and sale of the Registrable Securities covered by the Prospectus and any related Issuer Free Writing Prospectus and, in each case, any amendment or supplement thereto during the Effectiveness Period.

(h)                               Prior to any offering of Registrable Securities pursuant to the Shelf Registration Statement, the Company shall (i) register or qualify or cooperate with the Electing Holders and their counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions within the United States as any Electing Holder may reasonably request, (ii) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers and sales in such jurisdictions for so long as may be necessary to enable any Electing Holder or underwriter, if any, to complete its distribution of Registrable Securities pursuant to the Shelf Registration Statement, and (iii) take any and all other actions necessary or advisable to enable the  disposition in such jurisdictions of such Registrable Securities; provided, however, that in no event shall the Company be obligated to (A) qualify as a foreign corporation or as a dealer in securities in any jurisdiction where it would not otherwise be required to so qualify but for this Section 3(h) or (B) file any general consent to service of process in any jurisdiction where it is not, as of the hereof subject to such service or subject itself to taxation in any jurisdiction where it is not as of the date hereof so subject.

(i)                                   Unless any Registrable Securities shall be in book-entry only form, the Company shall cooperate with the Electing Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to the Shelf Registration Statement, which certificates, if so required by any securities exchange upon which any Registrable Securities are listed, shall be penned, lithographed or engraved, or produced by any combination of such methods, on steel engraved borders, and which certificates shall be free of any restrictive legends and in such permitted denominations and registered in such names as Electing Holders may request in connection with the sale of Registrable Securities pursuant to the Shelf Registration Statement.

(j)                                   Upon the happening of any event or the existence of any state of facts that requires the making of any changes in the Shelf Registration Statement or the Prospectus included therein or any related Issuer Free Writing Prospectus so that, as of such date, such Shelf Registration Statement, Prospectus and any such Issuer Free Writing Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, subject to Section 2(c) hereof, the Company shall promptly prepare, file (and have become effective) a post-effective amendment to any Shelf Registration Statement or an amendment or supplement to the related Prospectus included therein or file any other document with the Commission so that, as thereafter delivered to purchasers of the Registrable Securities, the Prospectus and any related Issuer Free Writing Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  If the Company notifies the Electing Holders of a Suspension Period, the Electing Holder shall suspend the use of the Prospectus and any related Issuer Free Writing Prospectus until the requisite changes to the Prospectus or the Issuer Free Writing Prospectus have been made.

(k)                                Not later than the Effective Time of the Shelf Registration Statement, the Company shall provide a CUSIP number for Securities that cease to be Restricted Securities.

(l)                                   The Company shall use its reasonable best efforts to comply with all applicable Rules and Regulations, and to make generally available to its securityholders as soon as practicable after the effective date (as defined in Rule 158(c) under the Securities Act) of the Shelf Registration Statement, and in any event no later than the due date by which the Company is required pursuant to the Exchange Act (subject to any applicable extensions under Rule 12b-25), to file reports with the Commission in respect of such period, an earnings statement of the Company and its subsidiaries for the 12 month period beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Shelf Registration Statement, complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

(m)                             Not later than the Effective Time of the Shelf Registration Statement, the Company shall cause the Indenture to be qualified under the Trust Indenture Act;

(n)                               In the event of an underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed, the Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to the Shelf Registration Statement such information as the Managing Underwriters and the Company reasonably agree should be included therein and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

(o)                               The Company shall enter into such customary agreements (including an underwriting agreement in customary form in the event of an underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed) and take all other appropriate action in order to expedite and facilitate the registration and disposition of the Registrable Securities, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Section 5 hereof with respect to all parties to be indemnified pursuant to Section 5 hereof.

(p)                               The Company shall:

(i) (A)  subject to the provisions of this Section 3(p)(i), make reasonably available for inspection during normal business hours by the Electing Holders, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, and any attorney, accountant or other agent retained by such Electing Holders or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and (B) cause the Company’s officers, directors and employees to supply all information reasonably requested by such Electing

Holders or any such underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, in each case, as is customary for similar due diligence examinations; provided, however, that all records, information and documents that are designated by the Company, in good faith, as confidential shall be kept confidential by such Electing Holders and any such underwriter, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such records, information or documents become available to the public generally or through a third party without an accompanying obligation of confidentiality; and provided, further, that, such inspection and information gathering shall be coordinated on behalf of the Electing Holders and the other parties entitled thereto by one counsel designated by and on behalf of the Electing Holders and other parties;

(ii)                                       in connection with any underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed, make such representations and warranties to the Electing Holders participating in such underwritten offering and to the Managing Underwriters, in form, substance and scope as are customarily made by the Company to underwriters in primary underwritten offerings of equity and convertible debt securities and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iii)                                    in connection with any underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed, obtain opinions of counsel to the Company (which opinions (in form, scope and substance) and counsel shall be reasonably satisfactory to the Managing Underwriters) addressed to each Electing Holder participating in such underwritten offering and the underwriters, covering such matters as are customarily covered in opinions requested in primary underwritten offerings of equity and convertible debt securities and such other matters as may be reasonably requested by such Electing Holders and underwriters (it being agreed that the matters to be covered by such opinions shall include, without limitation, as of the date of the opinion and as of the Effective Time of the Shelf Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from the Shelf Registration Statement, the Prospectus and any related Issuer Free Writing Prospectus, in each case, including the documents incorporated by reference therein, of an untrue statement of a material fact or the omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any such Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading);

(iv)                                   in connection with any underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed, obtain “cold comfort” letters and updates thereof from the independent public accountants of the Company (and, if necessary, from the independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Shelf Registration Statement), addressed to each Electing Holder participating in such underwritten offering (if such Electing Holder has provided such letter, representations or documentation, if any, required by the accountants for such “cold comfort” letter to be so addressed) and the underwriters, in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with primary underwritten offerings;

(v)                               in connection with any underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed, deliver such documents and certificates as are customary and may be reasonably requested by counsel to the Electing Holders participating in such underwritten offering and the Managing Underwriters, if any, including, without limitation, certificates to evidence compliance with Section 3(j) hereof and with any conditions contained in the underwriting agreement or other agreements entered into by the Company.

(q)                               The Company will use its reasonable best efforts to cause the Common Stock issuable upon conversion of the Securities to be listed on the Nasdaq Global Select Market or other stock exchange or trading system on which the Common Stock primarily trades on or prior to the Effective Time of the Shelf Registration Statement hereunder.

(r)                                  In the event that any broker-dealer registered under the Exchange Act shall be an “affiliate” (as defined in Rule 2720(b)(1) of the NASD Rules (or any successor provision thereto)) of the Company or has a “conflict of interest” (as defined in Rule 2720(b)(7) of the NASD Rules (or any successor provision thereto)) and such broker-dealer shall underwrite, participate as a member of an underwriting syndicate or selling group or assist in the distribution of any Registrable Securities covered by the Shelf Registration Statement, whether as a Holder of such Registrable Securities or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Company shall assist such broker-dealer in complying with the requirements of the NASD Rules, including, without limitation, by (A) engaging a “qualified independent underwriter” (as defined in Rule 2720(b)(15) of the NASD Rules (or any successor provision thereto)) to participate in the preparation of the registration statement relating to such Registrable Securities, to exercise usual standards of due diligence in respect thereto and to recommend the public offering price of such Registrable Securities, (B) indemnifying such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 5 hereof, and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the NASD Rules.

(s)                                The Company shall use its reasonable best efforts to take all other steps necessary to effect the registration, offering and sale of the Registrable Securities covered by the Shelf Registration Statement contemplated hereby.

4.                                     Registration Expenses.  The Company agrees to bear and to pay or cause to be paid promptly upon request being made therefor all expenses incident to the Company’s performance of or compliance with this Agreement, including, but not limited to, (a) all Commission and any NASD registration and filing fees and expenses, (b) all fees and expenses in connection with the qualification of the Securities for offering and sale under the state securities and blue sky laws referred to in Section 3(h), including reasonable fees and disbursements of one counsel for the placement agent or underwriters, if any, in connection with such qualifications, (c) all expenses relating to the preparation, printing, distribution and reproduction of the Shelf Registration Statement, the related Prospectus and each amendment or supplement to each of the foregoing, the certificates representing the Securities and all other documents relating hereto, (d) fees and expenses of the Trustee under the Indenture, any escrow agent or custodian, and of the registrar and transfer agent for the Shares and (e) fees, disbursements and expenses of counsel and independent certified public accountants of the Company (including the expenses of any opinions required by or incident to such performance and compliance) (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any Holder of Registrable Securities or any placement agent therefor, the Company shall reimburse such Person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a documented request therefor. Notwithstanding the foregoing, the Holders of the Registrable Securities being registered shall pay all placement agent fees and commissions and transfer taxes, if any, attributable to the sale of such Registrable Securities.  The counsel referred to in the preceeding sentence shall be selected by the Company (unless reasonably objected to by the Electing Holders who own a majority of the aggregate principal amount of the Registrable Securities being registered (the “Majority Holders”), in which case the Majority Holders shall select such counsel for the Holders).

5.                                       Indemnification and Contribution.

(a)                                The Company shall indemnify and hold harmless (i) the Initial Purchasers, (ii) each Holder, (iii) each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) any of the foregoing (any of the persons referred to in this clause (iii) being hereinafter referred to as a “controlling person”) and (iv) the respective officers, directors, partners, employees, representatives and agents of the Initial Purchasers, each Holder and each controlling person (any person referred to in clause (i), (ii), (iii) or (iv), an “Indemnified Party”), from and against all losses, claims, damages and liabilities, joint or several, and any actions in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to resales of the Restricted Securities), to which such Indemnified Party may become subject (“Losses”), insofar as any such Losses arises out of, or are based upon (A) any untrue statement or alleged untrue statement of a material fact contained in the Shelf Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or any blue sky application or other document prepared or executed by the Company (or based upon any written information furnished by the Company) specifically for the purpose of qualifying any or all of the Restricted Securities under the securities laws of any state or other jurisdiction (any such application, document or information being hereinafter called a “Blue Sky Application”) or any amendment or supplement to any of the foregoing or (B) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be liable in any such case to the extent that any such losses arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement, any Prospectus, Issuer Free Writing Prospectus or Blue Sky Application or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder specifically for use therein; provided, further, that the Company shall not be liable for any loss, liability, claim, damage or expense to the extent that it arises from a sale of Restricted Securities occurring during a Suspension Period, provided that the Company shall have given notice of such Suspension Period to Holders a reasonable period prior to such sale.

(b)                               Each Holder, severally and not jointly, shall indemnify and hold harmless the Company, the Initial Purchasers and the other selling Holders, the Company’s officers, directors and employees and each controlling person of the foregoing to the same extent as the indemnity set forth in Section 5(a) above, but only with respect to any Losses that arises out of, or are based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of such Holder (or its related Indemnified Party) specifically for use in the Shelf Registration Statement, the Prospectus, any Issuer Free Writing Prospectus and any Blue Sky Application and shall reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend against any such Losses as such expenses are incurred; provided, that in no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale, pursuant to the Shelf Registration Statement, of the Restricted Securities giving rise to such indemnification obligation.

(c)                                Promptly after receipt by an Indemnified Party under this Section 5 of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 5, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under this Section 5.  If any such claim or action shall be brought against an Indemnified Party, and such Indemnified Party shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the indemnifying party to the Indemnified Party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the Indemnified Party under this Section 5 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (i) the Company and such Indemnified Parties shall have so mutually agreed in writing; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to such Indemnified Parties; (iii) such Indemnified Parties and their directors, officers, employees and controlling persons shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to them that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnified Parties or their directors, officers, employees or controlling persons, on the one hand, and the Company, on the other hand, and representation of both sets of parties by the same counsel would present a conflict due to actual or potential differing interests between them, and, in such instance, the fees and expenses of a single separate counsel (in addition to any local counsel) shall be paid by the Company.  No indemnifying party shall (1) without the prior written consent of the Indemnified Parties (which consent shall not be unreasonably withheld, conditioned or delayed) settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party, in form and substance reasonably acceptable to each Indemnified Party, from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party or (2) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

(d)                               If the indemnification provided for in this Section 5 shall for any reason be unavailable or insufficient to hold harmless an Indemnified Party under Sections 5(a) or 5(b) in respect of any loss, claim, damage or liability (or action in respect thereof) referred to therein, each indemnifying party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability (or action in respect thereof) (i) in such proportion as is appropriate to reflect the relative benefits received by the Company from the offering and sale of the Restricted Securities on the one hand and a Holder with respect to the sale by such Holder of the Restricted Securities on the other, or (ii) if the allocation provided by Section 5(d)(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Section 5(d)(i) but also the relative fault of the Company on the one hand and the Holders on the other in connection with the statements or omissions or alleged statements or alleged omissions that resulted in such loss, claim, damage or liability (or action in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and a Holder on the other with respect to such offering and such sale shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under the Purchase Agreement (net of discounts and commissions but before deducting expenses) received by the Company on the one hand, bear to the total net proceeds received by such Holder with respect to its sale of Restricted Securities on the other.  The relative fault of the parties shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Holders on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and each Holder agree that it would not be just and equitable if the amount of contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 5(d).  The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 5 shall be deemed to include, for purposes of this Section 5, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend any such action or claim.  Notwithstanding the provisions of this Section 5, no Holder shall be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Holders’ obligations to contribute as provided in this Section 5(d) are several and not joint.

(e)                                The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Party at law or in equity.

(f)                                  The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of any termination of this Agreement, any investigation made by or on behalf of the Initial Purchasers, any Holder, the Company, any controlling persons, or any of their respective officers, directors, partners, employees, representatives and agents, and any sale of Restricted Securities pursuant to a Shelf Registration Statement.

6.                                     Underwritten Offering.  Notwithstanding any other provision of this Section 6, the method of distribution of Registrable Securities pursuant to such Shelf Registration Statement shall not take the form of an underwritten offering pursuant to this Section 6 hereof without the prior written agreement of the Company.  Any Holder of Registrable Securities who desires to do so may sell Registrable Securities (in whole or in part) in an underwritten offering to which the Company has agreed; provided that  (i) the Electing Holders of at least 33-1/3% in aggregate principal amount of the Registrable Securities then covered by the Shelf Registration Statement shall request such an offering) and (ii) at least such aggregate principal amount of such Registrable Securities shall be included in such offering; and provided, further, that the Company shall not be obligated to cooperate with more than one underwritten offering during the Effectiveness Period.  Upon receipt of such a request, the Company shall provide all Holders of Registrable Securities written notice of the request, which notice shall inform such Holders that they have the opportunity to participate in the offering.  In any such underwritten offering, the investment banker or bankers and manager or managers that will administer the offering will be selected by, and the underwriting arrangements with respect thereto (including the size of the offering) will be approved by, the holders of a majority of the Registrable Securities to be included in such offering; provided, however, that such investment bankers and managers and underwriting arrangements must be reasonably satisfactory to the Company.  No Holder may participate in any underwritten offering contemplated hereby unless (a) such Holder agrees to sell such Holder’s Registrable Securities to be included in the underwritten offering in accordance with any approved underwriting arrangements, (b) such Holder completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such approved underwriting arrangements, and (c) if such Holder is not then an Electing Holder, such Holder returns a completed and signed Notice and Questionnaire to the Company in accordance with Section 3(a)(ii) hereof within a reasonable amount of time before such underwritten offering.  The Holders participating in any underwritten offering shall be responsible for any underwriting discounts and commissions and fees and, subject to Section 4 hereof, expenses of their own counsel.  The Company shall pay all expenses customarily borne by issuers in an underwritten offering, including but not limited to filing fees, the fees and disbursements of its counsel and independent public accountants and any printing expenses incurred in connection with such underwritten offering.  Notwithstanding the foregoing or the provisions of Section 3(n) hereof, upon receipt of a request from the Managing Underwriter or a representative of Holders of a majority of the Registrable Securities to be included in an underwritten offering to prepare and file an amendment or supplement to the Shelf Registration Statement and Prospectus in connection with an underwritten offering, the Company may delay the filing of any such amendment or supplement for up to 90 days if the Board of Directors of the Company shall have determined in good faith that the Company has a bona fide business reason for such delay.

7.                                       Additional Interest.

(a)                                If (i) on or prior to the 180th day following the Closing Date, a Shelf Registration Statement has not been filed with the Commission, (ii) on or prior to the 270th day following the Closing Date, such Shelf Registration Statement has not become effective or (iii) if, after the effectiveness date of the Shelf Registration Statement, (x) the Shelf Registration Statement ceases to be effective or usable for the offer and sale of Registrable Securities (other than due to a Suspension Period), and the Company fails to file (and have become effective,), within five Business Days, a post-effective amendment to the Shelf Registration Statement or amendment or supplement to the Prospectus contained therein or such other document with the Commission to make the Shelf Registration Statement effective or such Prospectus usable, or (y) Suspension Periods exceed 90 days (or 120 days, if the maximum number of days for Suspension Periods is increased pursuant to the proviso to Section 2(c) hereof) in the aggregate, whether or not consecutive, during any 360-day period during the Effectiveness Period (each, a “Registration Default”), the Company shall be required to pay additional interest (“Additional Interest”), from and including the day following such Registration Default to but excluding the day on which such Registration Default is cured, at a rate per annum equal to one-quarter of one percent (0.25%) of the aggregate principal amount of the Securities, to and including the 90th day following such Registration Default and one-half of one percent (0.50%) of the aggregate principal amount of the Securities from and after the 91st day following such Registration Default.

(b)                             A Holder will not be entitled to Additional Interest unless it has provided all information requested by the Notice and Questionnaire prior to the date of the Registration Default, if the date of the Registration Default is after the deadline for the return of the Notice and Questionnaire.

(c)                                Notwithstanding the foregoing, in no event will Additional Interest be payable in connection with a failure to register the Common Stock.  For the avoidance of doubt, if the Company fails to register both the Securities and the Common Stock, then the Additional Interest shall be payable in connection with the failure to register the Securities.

(d)                               Any amounts to be paid as Additional Interest pursuant to Section 7(a) shall be paid in cash semiannually in arrears, on each interest payment date under the Indenture to the Person entitled to receive the related payment of interest under the terms of the Indenture.

(e)                                In no event shall the Company be required to pay Additional Interest in excess of the applicable maximum amount of one-half of one percent (0.50%) set forth above, regardless of whether one or multiple Registration Defaults exist.

8.                                       Rule 144A and Rule 144.

The Company agrees with each Holder, for so long as any Registrable Securities remain outstanding, (i) during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder, to such Holder of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities designated by such Holder, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A, and (ii) during any period in which the Company is subject to Section 13 or 15 (d) of the Exchange Act, to make all filings required thereby in a timely manner in order to permit resales of such Registrable Securities pursuant to Rule 144.

9.                                       Miscellaneous.

(a)                                Free Writing Prospectuses.  Each Holder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Registrable Securities without the prior express written consent of the Company and, in connection with any underwritten offering, the underwriters.  Any such Free Writing Prospectus consented to by the Company and, if applicable, the underwriters, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company represents and agrees that it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, including in respect of timely filing with the Commission, legending and recordkeeping.

(b)                               Other Registration Rights.  The Company may grant registration rights that would permit any person that is a third party the right to piggy-back on any Shelf Registration

Statement, provided that if the Managing Underwriter of any underwritten offering conducted pursuant to Section 6 hereof to which the Company has agreed notifies the Company and the Electing Holders that the total amount of securities which the Electing Holders and the holders of such piggy-back rights intend to include in any Shelf Registration Statement is so large as to materially threaten the success of such offering (including the price at which such securities can be sold), then the amount, number or kind of securities to be offered for the account of holders of such piggy-back rights will be reduced to the extent necessary to reduce the total amount of securities to be included in such offering to the amount, number and kind recommended by the Managing Underwriter prior to any reduction in the amount of Registrable Securities to be included in such Shelf Registration Statement.

(c)                                Specific Performance.  The parties hereto acknowledge that there would be no adequate remedy at law if the Company fails to perform any of its obligations hereunder and that the Initial Purchasers and the Holders from time to time may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such Holders, in addition to any other remedy to which they may be entitled at law or in equity and without limiting the remedies available to the Electing Holders under Section 7 hereof, shall be entitled to compel specific performance of the obligations of the Company under this Registration Rights Agreement in accordance with the terms and conditions of this Registration Rights Agreement, in any court of the United States or any State thereof having jurisdiction.

(d)                             Actions Affecting Restricted Securities.  The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(e)                                No Inconsistent Agreements.  The Company has not, as of the date hereof, entered into, nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  In addition, the Company shall not grant to any of its securityholders the right to include any of its securities (other than any Restricted Securities held by it) in the Shelf Registration Statement provided for in this Agreement.

(f)                                  Amendments and Waivers.  This Agreement, including this Section 9(f), may be amended, and waivers or consents to departures from the provisions hereof may be given, only by a written instrument duly executed by the Company and the Holders of a majority in aggregate principal amount of Registrable Securities then outstanding.  Each Holder of Registrable Securities outstanding at the time of any such amendment, waiver or consent or thereafter shall be bound by any amendment, waiver or consent effected pursuant to this Section 9(f), whether or not any notice, writing or marking indicating such amendment, waiver or consent appears on the Registrable Securities or is delivered to such Holder.

(g)                               Notices.  All notices and other communications provided for or permitted hereunder shall be given as provided in the Indenture; provided, that the Company may deliver notices and other communications provided for or permitted hereunder to any Electing Holder at its address as set forth in the most recent Notice and Questionnaire that it has delivered.

(h)                             Securities Held by the Company or Their Affiliates.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders if such subsequent Holders are deemed to be Affiliates solely by reason of their holding of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(i)                                   Parties in Interest.  The parties to this Agreement intend that all Holders of Registrable Securities shall be entitled to receive the benefits of this Agreement and that any Electing Holder shall be bound by the terms and provisions of this Agreement by reason of such election with respect to the Registrable Securities which are included in a Shelf Registration Statement.  All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and assigns of the parties hereto and any Holder from time to time of the Registrable Securities to the aforesaid extent.  In the event that any transferee of any Holder of Registrable Securities shall acquire Registrable Securities, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be entitled to receive the benefits of and, if an Electing Holder, be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement to the aforesaid extent.

(j)                                   Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(k)                                Headings.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(l)                                   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(m)                           Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Registrable Securities.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

(n)                               Severability.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

(o)                               Survival.  The respective indemnities, agreements, representations, warranties and other provisions set forth in this Agreement or made pursuant hereto shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Electing Holder, any director, officer or partner of such Holder, any agent or underwriter, any director, officer or partner of such agent or underwriter, or any controlling person of any of the foregoing, and shall survive the transfer and registration of the Registrable Securities of such Holder.

(p)                               Confidentiality.  Each Holder agrees, by its acquisition of a Restricted Security, to hold in confidence any communication that has been designated in writing as confidential by the Company.

[Signature page follows.]

Please confirm that the foregoing correctly sets forth the agreement between the Company and you.

Very truly yours,

LAWSON SOFTWARE, INC.

By	/s/ Bruce B. McPheeters
	Name:	Bruce B. McPheeters
	Title:	Senior Vice President, Secretary and General Counsel

The foregoing Agreement is hereby confirmed and
Accepted as of the date first above written.

LEHMAN BROTHERS INC.
CITIGROUP GLOBAL MARKETS INC.

By LEHMAN BROTHERS INC., as Authorized Representative

By	/s/ Stephen L. Roti
Name: Stephen L. Roti
Title: Managing Director